                           CERTIFICATE OF AMENDMENT

                         OF ARTICLES OF INCORPORATION

                         OF BILL GRAHAM PRESENTS, INC.


         Nicholas P. Clainos and Franklin D. Rockwell, Jr. certify that:

         1. They are the President and Secretary, respectively, of Bill Graham Presents, Inc., a California. corporation.

         2. An Article designated Article Seventh is added to the Articles of Incorporation to read as follows:


                               "ARTICLE SEVENTH

                  a. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                  b This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by said Section 317, subject only to the applicable limits set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders.

                  c. Any repeal or modification of the foregoing provisions of this Article Seventh shall not adversely affect any right of indemnification or limitation of liability of an agent of the corporation relating to acts or omissions occurring prior to such repeal or modification."

         3. The amendment herein set forth has been duly approved by the Board of Directors.

         4. The amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The Corporation has only one class of voting shares and the number of outstanding voting shares is 200. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.

Date:      1-21-88                  \s\ Nicholas P. Clainos
                                    ----------------------------------
                                        Nicholas P. Clainos, President


Date:      1-21-88                  \s\ Franklin D. Rockwell, Jr.
                                    ----------------------------------
                                        Franklin D. Rockwell, Jr.,
                                        Secretary

         I, Nicholas P. Clainos, declare under penalty of perjury under the laws of the State of California that I have read the foregoing certificate and know the contents thereof and that the same is true of my own knowledge.


Date:        1-21-88                                 \s\ Nicholas P. Clainos
                                                     ------------------------
                                                         Nicholas P. Clainos,

         I, Franklin D. Rockwell, Jr., declare under penalty of perjury under the laws of the State of California that I have read the foregoing certificate and know the contents thereof and that the same is true of my own knowledge.


Date:        1-21-88                             \s\ Franklin D. Rockwell, Jr.
                                                 ------------------------------
                                                     Franklin D. Rockwell, Jr.,

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                             BILL GRAHAM PRESENTS



NICHOLAS P. CLAINOS and DONALD J. WICHMAN certify that:

1. They are the President and Secretary respectively of BILL GRAHAM PRESENTS, a California corporation.

2. Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

         "FIRST: The name of this corporation is:

                          BILL GRAHAM PRESENTS, INC."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
         Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 200. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: April 3, 1986

                                             \s\ Nicholas P. Clainos
                                             ----------------------------------
                                                 NICHOLAS P. CLAINOS, President



                                             \s\ Donald J. Wichman
                                             ----------------------------------
                                                 DONALD J. WICHMAN, Secretary

                           ARTICLES OF INCORPORATION

                                      OF

                             BILL GRAHAM PRESENTS




KNOW ALL MEN BY THESE PRESENTS:

         We, the undersigned, do hereby voluntarily associate ourselves for the purpose of forming a private corporation under the laws of the State of California, and WE HEREBY CERTIFY:

         FIRST: The name of this corporation is

                             BILL GRAHAM PRESENTS

         SECOND: The purposes for which said corporation is formed are:

         To carry on the negotiation for, production of, purchase of, sale, licensing, distribution, advertising and promotion of all rights, privileges and properties in the entertainment industry, including but not limited to all types of theatrical motion pictures, theatrical stage plays, musical performances of all types and varieties on stage or otherwise, television films, programs, presentations, commercials, radio recordings, programs, presentations and commercials, books and music publication and music recording;

         To purchase and otherwise acquire, own, hold, sell or otherwise dispose of musical compositions and rights pertaining thereto, and to publish, sell and generally trade and deal in sheet music and song folios of every kind and description, and to engage in any manner, shape or form in the recording and reproduction of the human voice, musical instruments, and sounds of every name, nature and description;

         To manufacture, make, form, produce, create, buy or otherwise acquire, sell, import and export, promote, trade and generally deal in and with, as principal, agent, factor, wholesale retailer, commission merchant or consignee, sheet music, song folios, discs, electrical transcriptions, phonograph records and record blanks in any form or shape of metal, wax, composition or other material or combination of materials, any and every device of every name, nature and description, for the recording and reproduction of the human voice, musical instruments and sound of every name, nature and description;

         To purchase, hold, own, manage, operate, sell, exchange, lease and hire real property wheresoever situate or any interest therein or appurtenant thereto; and to improve said real property by the erection and construction thereon of buildings and/or improvements of any character or nature whatsoever, and to let and/or demise said buildings and/or improvements or any portion thereof independently of the real property upon which the same may be situate or together therewith;

         To purchase, traffic, trade and deal in, handle and sell personal property of every kind and character and wheresoever situate;

         To engage in, operate, conduct and manage any lawful business enterprise, project or undertaking;

         To become a partner (either general or limited or both) and enter into agreements of partnership or joint venture, with one or more persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business;

         To apply for, obtain, register, purchase, lease or otherwise to acquire, and to hold, own, use, operate and introduce and to sell, assign or otherwise dispose of, any trademarks, trade names, copyrights, patents, inventions, improvements and processes used in connection with or secured under Letters Patent and/or copyrights from the United States or foreign countries, or otherwise, and to exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trademarks, trade names, copyrights, patents, licenses, processes and the like, or any such property or rights;

         To borrow money from any person, firm, association or corporation; and to secure the payment of any note, bond or other evidence or indebtedness of this corporation by mortgage or deed of trust of its real property, by pledge or hypothecation of its personal property, and by any other lawful manner or means; to lend money and to accept as security for or in satisfaction of obligations owing from others to this corporation, notes, bonds or other evidence of indebtedness, secured by mortgage or deed of trust of real property or pledge or hypothecation of personal property, or of any interest therein;

         To purchase, acquire, sell, hold, own and in every way handle and deal in shares of the capital stock of any other corporation and of this corporation so far as permitted by law; to purchase, acquire, sell, hold, own and in every way handle and deal in bonds, debentures and other securities or obligations of any other corporation, public or private, or of any body politic, domestic or foreign; to guarantee the payment of dividends or interest on any shares of stock, bonds, debentures and other securities or obligations of any other corporation whenever in the judgment of the Board of Directors proper or necessary for the business purposes of the corporation; and to acquire and undertake the good will, property rights and assets and the liabilities of any person, firm, association or corporation, and to pay for the same in cash, stocks or bonds of this corporation or otherwise;

         To enter into, make, perform and carry out contracts of every kind and for all lawful purposes with any person, firm, association or corporation; and generally to do any and all acts and things useful, auxiliary, incident or appertaining in any manner to the aforesaid purposes of this corporation; and to do any and all other acts and things, and to exercise any and all other powers which a corporation or natural person could do and exercise and which now or hereafter may be authorized by or not inconsistent with the laws of the United States or of the State of California.

         The foregoing clauses setting forth the purposes of this corporation shall be construed both as purposes and powers; and it is hereby expressly provided that the foregoing enumeration of the specific purposes shall not be held to limit or restrict in any manner all lawful purposes and powers of this corporation.

         THIRD: The primary business to be engaged in by this corporation is to present musical and theatrical productions.

         FOURTH: The principal office for the transaction of the business of the corporation shall be located in the City and County of San Francisco, State of California.

         FIFTH: The total number of shares which the corporation shall have authority to issue is five thousand (5,000) and the par value of said shares shall be Ten Dollars ($10.00) and the aggregate value of all of the shares of the corporation shall be Fifty Thousand Dollars ($50,000.00). All of said shares shall be common stock.

         SIXTH: The number of directors of the corporation shall be three (3), and the names and residences of the persons who are appointees to act until the first annual meeting of shareholders or until the selection and qualification of their successors are as follows:

                  NAME                                 ADDRESS

         WILLIAM K. COBLENTZ                    San Francisco, California

         JOSEPH H. MOLESS, JR.                  San Francisco, California

         JUDITH M. FRISCHER                     San Francisco, California

         IN WITNESS WHEREOF, we the undersigned, who are all of the directors herein named, have hereunto set our hands and seals this 3rd day of July, 1967.


                                                       William K. Coblentz
                                                       ------------------------
                                                       WILLIAM K. COBLENTZ

                                                       Joseph H. Moless, Jr.
                                                       ------------------------
                                                       JOSEPH H. MOLESS, JR.

                                                       Judith M. Frischer
                                                       ------------------------
                                                       JUDITH M. FRISCHER

      STATE OF CALIFORNIA                   )
                                            )
City and County of San Francisco            )


         On this 3rd day of July, 1967, before me, DORIS I. MARTIN, a Notary Public in and for the City and County of San Francisco, State of California, residing therein, duly commissioned and sworn, personally appeared WILLIAM K. COBLENTZ, JOSEPH H. MOLESS, JR. and JUDITH M. FRISCHER, known to me to be the persons whose names are subscribed to the within instrument, and they severally acknowledged to me that they executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal at my office in San Francisco, California, the day and year in this certificate first above written.



                                                      Doris I. Martin
                                             ----------------------------------
                                                       NOTARY PUBLIC
                                             in and for the City and County of
                                             San Francisco, State of California